AMENDMENTS TO

               THE PEPSICO SALARIED EMPLOYEES RETIREMENT PLAN,

                    THE PEPSICO LONG TERM SAVINGS PROGRAM,

            THE PEPSICO TRANSPORTATION EMPLOYEES RETIREMENT PLAN,

                         THE CHESAPEAKE PENSION PLAN,

      THE SEVERANCE PLAN FOR PIZZA HUT, INC. HEADQUARTERS EMPLOYEES, and

               THE ERIE BOTTLING CORPORATION SALARIED EMPLOYEES

                401(K) WAGE REDUCTION AND PROFIT SHARING PLAN



The attached amendments to the PepsiCo Salaried Employees Retirement Plan (Attachment 1), the PepsiCo Long Term Savings Program (Attachment 2), the PepsiCo Transportation Employees Retirement Plan (Attachment 3) and the Chesapeake Pension Plan (Attachment 4) are hereby adopted and approved this 9th day of November , 1995. These amendments replace certain current pages of these plans with the corresponding attached pages.

In addition, the amendments to the Severance Plan for Pizza Hut, Inc. Headquarters Employees (Attachment 5), and the Erie Bottling Corporation Salaried Employees 401(k) Wage Reduction and Profit Sharing Plan (Attachment
6), are hereby ratified and adopted this 9th day of November, 1995.

                                          PepsiCo, Inc.



                                          By:  /s/ J. Roger King

                                          ---------------------------------

APPROVED:



By:   /s/ Alan R. Rockoff

      ----------------------------------

      Law Department



By:   /s/ Sylvester Holmes

      ------------------------------

      Tax Department

                                                      ATTACHMENT 2

                             AMENDMENTS TO
                 THE PEPSICO LONG TERM SAIVNGS PROGRAM

The PepsiCo Long Term Savings Program ("Plan") is hereby amended by replacing the current pages of the Plan identified for deletion below with the attached replacement pages.

Article           Current Pages Deleted         Replacement Pages
-------           ---------------------         -----------------
II                II-17 to II-18                II-17 to II-18
IV                IV-1 to IV-2                  IV-1 to IV-2
V                 V-3 to V-11                   V-3 to V-12
VII               VII-3                         VII-3
IX                IX-1                          IX-1
Appendix B        B-2 to B-3                    B-2 to B-3
Appendix C        C-1                           C-1

The revision to Article VII is effective as soon as practicable after October 20, 1995. The revision to Article IX is effective January 1, 1989. The revisions to Appendix B are effective as soon as practicable after September 30, 1995. The revisions to Article C are effective January 1, 1993. All other revisions are effective January 1, 1996.

                 (jj)  Salary  Deferral   Contributions:   Any  Employer
     contributions made to the Plan at the election of a Participant, in lieu of cash compensation, pursuant to Section 4.1.
                 (kk)   Severance   from  Service  Date:  An  Employee's
     Severance from Service Date shall occur on the earlier of:
                         (1) The date the Employee  quits,  retires,  is
            discharged or dies; or
                         (2) The first anniversary of the date the Employee is absent from service with an Employer (with or without pay) for any reason other than a quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence or layoff.
                 (ll)  Termination  of  Employment:  The cessation of an
     Employee's  employment  with an  Employer  or other  member  of the
     PepsiCo Organization, whether by quit, resignation, discharge, retirement, disability or indefinite layoff. However, such term shall not include an Authorized Leave of Absence or the transfer from the Employment of one Employer that maintains this Plan to another such Employer, or to employment with any other member of the PepsiCo Organization.
                 (mm)  Trust  (or  Trust  Fund):  The  fund  established
     pursuant to the Trust instrument to receive and to invest amounts credited to Participants' Accounts and from which distributions will be made.
                 (nn) Trustee:  The individual or corporation  appointed
     by the Company  pursuant to the Trust  instrument to hold the Trust
     Fund.
                 (oo)  Valuation  Date:  Each business day,  except that
     the Trustee may temporarily suspend valuations when it deems it to be necessary in accordance with Section 5.2(b). In all cases, however, there shall be a Valuation Date on the last business day of the Plan Year.
                 (pp) Year of Service: Each 12-month period of service
     in the period of service commencing on an Employee's Employment Commencement Date and ending on his Severance from Service Date, subject to the following special rules.
                        (1)  If  an  Employee   has  a  Severance   from
            Service Date as a result of a quit, discharge or retirement and then returns to the employment of the PepsiCo Organization within 12 months from his Severance from Service Date, the Employee's period of severance shall be counted as part of his period of service.
                        (2)  If  an   Employee   terminates   employment
            because of a quit, discharge or retirement (during any other absence from service of 12 months or less) and then returns to the employment of the PepsiCo Organization within 12 months from the date on which he was first absent, the Employee's period of severance shall be counted as part of his period of service.
                        (3) If an  Employee  has a break in service  (as
            defined below), his Years of Service prior to such break in service shall only be taken into account if he has a Year of Service following his rehire (determined under the
            preceding   provisions   of  this   subsection   as  if  his
            employment first commenced on his date of rehire). A "break in service" is a 12-month period beginning on an Employee's Severance from Service Date during which the Employee is not credited with an Hour of Service.
            2.2 Construction: The terms of this Plan shall be construed in accordance with this section.
                  (a) Gender and Number: The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender and the singular shall include the plural, unless the context clearly indicates to the contrary.
                  (b) Headings: The headings of sections and subsections are for ease of reference only and shall not be construed to limit or modify the detailed provisions thereof.

                               ARTICLE IV
                   Contributions and Deferral Amounts


           4.1 Elective  Deferrals:  An Employee  who is eligible  under
Section 3.1 and who has Eligible Pay may elect to defer a portion of his Eligible Pay in accordance with the following subsections.
           (a) Deferral Amount: Subject to the limitations established by this Article, each Active Participant may defer in any Plan Year up to 10 percent (15 percent, effective January 1,
     1996) of his Eligible Pay in accordance with this section. In the event a Participant elects to defer a portion of his Eligible Pay under the Plan, it will be designated for contribution by the Employer to the Trust on behalf of the Participant, and for deposit in his Salary Deferral Account. All amounts deposited to a Participant's Salary Deferral Account shall at all times be fully vested.
           (b) Election to Defer: Each Employee who qualifies as an eligible Employee under Section 3.1 may elect to defer a portion of his Eligible Pay in accordance with subsection (d). An eligible Employee shall make this election by:
                     (1) Completing  and returning the enrollment  form,
            or utilizing the telephone enrollment system, provided by the Plan Administrator,
                     (2) Designating a portion of his Eligible Pay to be contributed by his Employer to the Plan, and
                     (3) Indicating how such amounts are to be invested under Section 5.2.
     An eligible Employee's election under this subsection shall be effective as soon as practicable for his Employer and shall remain in effect until it is modified or terminated under subsection (c) below, or until his active participation terminates in accordance with Section 3.2(b).
           (c)  Changes in  Deferral  Election:  Subject  to  subsection
     (d), an Active Participant may elect to increase, decrease or terminate the amount of his deferral at any time by completing and returning a change of election form, or using the telephone enrollment system to designate the revised deferral rate to be contributed to the Plan. A Participant's election under this subsection shall be effective as soon as practicable for his Employer.
           (d) Election Procedures: To be effective, an election made pursuant to subsection (b) or (c) above must be made in the manner specified by the Plan Administrator. In addition, the election shall specify the amount of the deferral desired for each Plan Year in the form of a whole dollar amount, a percentage of Eligible Pay, or a combination of the two as specified by the Plan Administrator from time to time (effective prior to 1996, only the whole dollar amount form shall be available), subject to the limitation in subsection (a) above. Any election purporting to defer more than the maximum percentage of Eligible Pay permitted under subsection (a) shall be treated as an election to defer such maximum percentage of Eligible Pay. Notwithstanding the preceding sentence, the Plan Administrator shall not give effect to elections that do not meet the minimum standards for completeness and accuracy the Plan Administrator establishes from time to time.
           (e) Payroll Deductions: A Participant's Salary Deferral Contributions shall be withheld from his Eligible Pay through automatic payroll deductions. The amount to be withheld in any pay period shall be a ratable share of the Participant's currently effective salary deferral election for the entire Plan Year. Salary Deferral Contributions may not be withheld after they have been actually or constructively received by the Participant.
         4.2  Dollar  Limits  on  Elective  Deferrals:   Notwithstanding
Section 4.1, a Participant's Elective Deferrals shall be limited as provided in this section.
           (a) Initial Limit: Effective for calendar years beginning on and after January 1, 1987, a Participant's Elective Deferrals under the Plan shall be limited to $7,000 or, if greater, the adjusted amount in effect under Code section 402(g) for the preceding calendar year.
           (b) Additional Limit: Effective for Plan Years beginning after 1987, a Participant's Elective Deferrals, which are made in any calendar year to the Plan or any performance. Investments in this investment option are subject to fluctuations, and there is no guarantee of future performance. The Participant's interest in the Fund will be denominated as "units." The value of a unit in this Fund will fluctuate based on the performance of the Fund. The number of units credited to a Participant will not fluctuate based upon the performance of the Fund.
                     (3) The Equity-Income Fund: This Fund is primarily invested in the Fidelity Equity-Income Fund, which invests primarily in income-reducing stocks. The Fund's chief objective is to provide reasonable income, although some consideration is given to capital appreciation. Amounts invested in this investment option are subject to fluctuations, and there is no guarantee of future performance. The Participant's interest in the Fund will be denominated as "units." The value of a unit in this Fund will fluctuate based on the performance of the Fund. the number of units credited to a Participant will not fluctuate based upon the performance of the Fund.
                  (4) The PepsiCo  Capital Stock Fund:  This  investment
            option is invested primarily in Company Stock. Earnings will be applied primarily to the purchase of additional share of Company Stock. The objective of the Fund is to parallel the total return (stock price appreciation/depreciation plus dividends) of Company Stock. Amounts invested in this investment option are subject to fluctuations and there is not guarantee of future performance.
            A Participant's interest in the Fund will be denominated as "units." The initial value of a unit (as of February 29,
            1992) in this Fund is $10.00 and thereafter the value of a unit will fluctuate in response to various factors including, but not limited to, the price of and dividends paid on Company Stock, earnings and losses on other investments in the Fund, the mix of assets in the Fund and Fund expenses. The number of units credited to a Participant's account will not fluctuate based upon the performance of the Fund. Shares of PepsiCo Capital Stock held in the Fund and dividends and other distributions on PepsiCo Capital Stock are not specifically allocated to Participant accounts. Each Participant's investment in the PepsiCo Capital Stock Fund will be based on the proportion of his investment in the Fund to the total investment in the Fund of all Plan Participants.
                       All  dividends on shares of Company  Stock in the
            Fund are paid to the Fund. Dividends on these shares are added to the Fund without the purchase of additional units in the Fund. The Trustee shall use the dividend income to purchase additional share of Company Stock for the Fund or to meet the cash demands of the Fund. Any Company Stock received by the Trustee as a stock split or dividend, or as a result of a reorganization or other recapitalization of PepsiCo, will be added to the assets of the Fund. Any other property (other than shares of Company Stock) received by the Trustee may be sold by the Trustee and the proceeds added to the fund. Any rights to subscribe to additional shares of Company Stock shall be sold by the Trustee and the proceeds credited to the Fund.
                       Participants  who have  invested  in the Fund may
            direct the Trustee how to vote (or tender, if applicable) Company Stock. The Trustee will determine each Participant's proportional share of the Company Stock in the Fund (based on the number of units allocated to the Participant's Accounts) and solicit the Participant's instructions. The Trustee shall vote (and/or tender) this stock according to the Participant's directions. The Trustee shall not vote stock in the Fund for which it does not receive directions
                       The   Company   shall   assist  the   Trustee  in
            furnishing Participants investing in the PepsiCo Capital Stock Fund with proxy materials, notices and information statements at the time voting rights are to be exercised. In general, the materials to be furnished Participants shall be the same as those provided to security holders.

                       Shares of  Company  Stock will be  purchased  for
            the Fund in the open market or in privately negotiated transactions, at prices not in excess of the fair market value of the Company Stock on the date of purchase. Sales of shares will also be made in the open market or in privately negotiated transactions at prices not lower than the fair market value of Company Stock on the date of sale. The Trustee, or its designated agent, may limit the daily volume of purchases and sales to the extent it believes it will be in the interest of Participants to do so.
                        (5)  The Brokerage Option:
                             (i)    Description    of    Funds:     This
                  investment option will be administered by State Street Band and the agents it employs as securities brokers to execute Participants' trades. This option permits certain Participants and Beneficiaries to invest all or a portion of their interest in the Plan in additional choices for self-directed investment. The Plan Administrator shall publish written rules and procedures for the election of these additional choices by Participants and Beneficiaries, and may revise such rules and procedures at any time and for any reason. The investments expected to be available under the Brokerage Option are generally as follows: securities traded on the New York Stock Exchange, the American Stock Exchange and the NASDAQ exchange, and certain mutual funds as specified by the Plan Administrator.
                                    (A) The following  investments  will
                        not be available  through the Brokerage  Option:
                        Non-taxable bonds; options; futures; commodities; limited partnerships which are unlisted on the New York or American Stock Exchange or the NASDAQ exchange; foreign securities which are unlisted on the New York
                        or  American   Stock   Exchange  or  the  NASDAQ
                        exchange;  commercial  paper;  bank  investments
                        (such as
                        certificates of deposits and bank investment contracts); physical assets (such as coins, art, jewelry and real estate); insurance investment or insurance investment funds; mutual funds not specified by the Plan Administrator; and securities of the Company or its subsidiaries (even if listed on the New
                        York or  American  Stock  Exchange or the NASDAQ
                        exchange).
                                    (B)    The     following     trading
                        practices  are  prohibited  under the  Brokerage
                        Option: Short sales, margin trades, third party trades, direct trades and any trades occurring outside the procedures established by the Plan Administrator.
                             (ii)  Restrictions:  Each  Participant  who
                  participates in the Brokerage Option shall have his interest in the Plan reduced by any brokerage commissions and fees (including fees charged on account of one or more investments in a mutual fund) payable on their individual transactions and shall also have his interest in the Plan reduced by an access fee (initially $4.20) for each month or part thereof that the Participant participates in the Brokerage Option. Such access fee will be taken from the Plan in the following order: Security Plus Fund, Equity-Index Fund, Equity Income Fund, PepsiCo Capital Stock Fund and the Brokerage Option. The Plan Administrator and its agent, are authorized to sell securities or other assets held within a Participant's Account for the purpose of paying the commissions and fees described in this subsection. Investment in the Brokerage Option is subject to the following restrictions:
                                    (A)  To  commence   investing  under
                        this program, the Participant must first be eligible to enroll in the Brokerage Option. A Participant is eligible to enroll if he has at least $1,000.00 in his Participant Account; completes and returns the application as required by the Plan Administrator or its agent; and his initial transfer election into the Brokerage Option is at least $1,000. Subsequent transfers to and from the Brokerage Option must be at least $250 unless such transfer is to close the Participant's account under the Brokerage Option. All transfers to the Brokerage Option must be from prior savings.
                                    (B) No  amounts  invested  either in
                        the Security Plus Fund or in the Guaranteed Income Fund may be directly transferred to the Brokerage Option, and no amounts invested either in the Security Plus Fund or in the Guaranteed Income Fund may be indirectly transferred to the Brokerage Option, i.e., by first transferring the amounts to some other investment fund (or funds) under the Plan, unless such amounts remain invested in the intervening fund (or funds) for at least 3 months.
                                    (C) Except as  provided  in the last
                        sentence of this clause (C), no security or investment held by a Participant's account within the Brokerage Option may be transferred or distributed directly to the Participant. The Participant must initially sell the security or investment. The Trustee will place the proceeds of such sale in a short-term investment fund, designed to generate a money market rate of return, within the Brokerage Option. The proceeds will remain in such account until the Participant instructs the Plan Administrator or its agent to transfer all or a portion of such proceeds into one or more of the other separate investment options within the Trust Fund provided that the investment option chosen by the Participant permits contributions. The crediting of earnings within the short-term investment fund and the transfer of funds to other investment funds within the Trust Fund may be delayed until after the settlement period for the class of security sold by the Participant, ranging from one to five business days.
                        In-kind distributions are permitted in the event of a complete distribution of a Participant's interest as specified under
                        Section 6.1 or 6.2.
                        (6) The  Guaranteed  Income  Fund:  This fund is
            established through contractual arrangements with one or more insurance companies or other financial institutions. Effective January 1, 1992, the Guaranteed Income Fund no longer accepts additional deposits. As of January 1, 1992, two 1991 Guaranteed Income Funds contracts, both issued by Metropolitan Life, were transferred to the Security Plus Fund. The return on amounts that remain invested in the Guaranteed Income Fund is determined in accordance with the contract (or contracts) applicable to the year in which the amounts were invested. Guarantees of principal and interest are provided solely by the insurance company or other financial institution issuing the contract. The transfer of funds invested in the Guaranteed Income Fund to other separate investment funds within the Trust Fund will be restricted in the following manner:
                             (i) No amounts  invested in the  Guaranteed
                  Income Fund for any Plan Year may be transferred by a Participant directly into the Security Plus Fund or the Brokerage Option. No amounts invested in the Guaranteed Income Fund for any Plan Year may be transferred by a Participant indirectly to the Security Plus Fund or the Brokerage Option, i.e., by first transferring the amounts to some other investment fund (or funds) under the Plan, unless such amounts remain invested in the intervening fund (or funds) for at least 3 months; and

                              (ii) A  Participant  can transfer  amounts
                  from  the  Guaranteed  Income  Fund  into  some  other
                  investment fund (or funds) under the Plan no more than 12 times during the Plan Year.
                 (b)     Maintaining     Liquidity:      Notwithstanding
     subsection (a) above, for the purpose of providing liquidity in each of the separate investment options (other than the Brokerage Option) under the Plan, the Trustee may invest a portion of each fund or investment option under the Plan in cash or short-term securities. The percentage of assets held for this purpose is normally expected to range from 2-10 percent, but under extraordinary circumstances the percentages may be substantially higher. Consequently, the mix of cash, securities and other
     investments   in  each  of  the   investment   funds   could   vary
     significantly at any given time and the performance of any particular fund may not match the performance of the fund or stock, as the case may be, outside the Plan. In the unlikely event that the amount of liquid assets held by these funds is insufficient to satisfy the immediate demand for liquidity under the Plan, the Trustee, in consultation with the Plan Administrator, may temporarily limit or suspend transfers of any type (including withdrawals and distribution) to or from the investment options specified in subsection (a). In any such case, the Plan Administrator shall temporarily change the Plan's Valuation Date or, in its discretion, the Valuation Date for a specific option. During this period, contributions to any affected option may be redirected to substitute investments chosen by the Trustee.
                 (c)   Procedures   for   Investment    Directions:    A
     Participant may direct the investment of the amounts credited to him under the Plan into the investment options described in subsection (a) only in accordance with this subsection. A Participant shall direct the investment, or change the direction of the investment, of his future or existing investment by directing the Plan Administrator through the telephone enrollment system provided by the Plan Administrator for such purpose (or through any other method made available by the Plan Administrator) and by specifying whether the Participant's investment instructions apply to existing savings, future contributions or both.

                         (1) The Participant will have sole responsibility for the investment of his savings and for transfers among the available investment funds, and no named fiduciary or other person will have any liability for any loss or diminution in value resulting from the Participant's exercise of such investment responsibility. In addition, because Participants control the investment of Participant Accounts, the Plan is intended to be covered to the maximum extent possible by section 404(c) of ERISA and related Department of Labor regulations, which provide that Plan fiduciaries may be relieved of liability for any losses that are the result of investment instructions given by a Participant or Beneficiary.
                        (2) In the  case of an  option  other  than  the
            Brokerage Option, a Participant's investment instruction or change in investment instruction shall take effect as of the end of the day on which the Participant gives such instruction or change to the Plan Administrator (or its agent), provided the Participant executes such instruction or change by 3:00 p.m. (Eastern time) on a business day. If the Participant executes his instruction or change on a Saturday, Sunday, holiday or after 3:00 p.m. (Eastern time) on a business day, such instruction or change will become effective on the next following business day.
                        (3) In the case of the Brokerage Option, a Participant's investment instruction or change within the Brokerage Option or fund transfers into the Brokerage
            Option shall be effective in accordance with rules set forth by the Plan Administrator consistent with the rules that govern the exchange or fund ion which Participants invest.
     Any investment direction submitted by a Participant must specify, in whole percentages (1 to 100), the percentage of his accounts to be invested in any or all of the separate investment funds maintained  under  the  Plan.  If a  Participant  fails to submit a statement of direction properly directing the investment of 100 percent of his accounts, and such failure is not corrected, the Participant shall not be eligible to participate actively, or to continue to participate actively, in the Plan; provided, however, that amounts previously invested pursuant to a properly executed statement of investment direction shall continue to remain invested in the Fund or Funds so elected. The rules for transfers set forth in paragraphs (2) and (3) above are subject to the last 3 sentences of subsection (b) above.
                 (d)  Miscellaneous:
                       (1) It is expressly  permissible  under this Plan
           for Trust assets to be invested in qualifying employer securities, as that term is defined in section 407(d)(5) of ERISA, up to and including 100 percent of the total Trust assets. If Company Stock is purchased other than on the open market, the Company Stock shall be valued in good faith and based on all relevant factors, including the sales prices of such stock, as reported on the New York Stock Exchange, on the date of purchase.
                       (2)   The   separate    investment   funds   made
           available under the Trust Fund and their rules of operation and valuation may be changed from time to time by agreement between the Company and the Trustee.
                       (3) As of each  Valuation  Date, the Trustee will
           determine  the  fair  market  value  of the  assets  in  each separate investment fund of the Trust Fund, relying upon such evidence of valuation as the Trustee deems appropriate.
           5.3 Adjusting Account Balances: As of the close of business on each Valuation Date (before adjusting for contributions, distributions and investment transfers), Participants' Accounts shall be charged or credited with:
                     (a)  Investment Expenses,
                     (b)  Investment income, and
                     (c) Gains and losses in asset values, which have occurred with respect to each separate option (and each separate investment within the Brokerage Option) since the preceding Valuation Date. Thereafter, the final Account balances as of the Valuation Date will be determined by adjusting the amounts determined under the preceding sentence for contributions, distributions and investment transfers. The allocation of Investment Expenses and investment results as of a Valuation Date shall be in proportion to the final Account balances in the fund or investment as of the preceding Valuation Date. Gains and losses in assets values as of a Valuation Date shall be determined in accordance with rules of the Plan Administrator and may not reflect the closing values of the assets on such Valuation Date.


       VII-3


The value of the Participant's account balance and investment in the Core Funds shall be based on the market values of such items at the time of the Participant's Telephone Application or the issuance of the loan, whichever is less.
            7.4  Maximum Number of Outstanding Loans and Refinancing:
                  (a) A  Participant  shall  not have more than one loan
      outstanding  from  the Plan at any  time.  Subject  to  subsection
      (b), no loan may be made to a Participant until the repayment of any previous loan to such Participant.
                  (b) A Participant  with an  outstanding  loan from the
      Plan is  eligible to apply for a  refinanced  loan,  provided  the refinanced loan is issued at least two years (six months, effective as soon as practicable after October 20, 1995) after issuance of the outstanding loan. A refinanced loan shall meet all the requirements for a loan set forth in this Article VII. Its proceeds shall first be applied to repay the balance of the outstanding loan, with any remainder payable to the Participant as cash. The interest rate, fees, term and repayment schedule applicable to a refinanced loan shall be determined without reference to the original loan.
            7.5 Effect on Participant's Investment: A loan shall constitute a segregated investment solely of the Account of the borrowing Participant.
                  (a) When  initially  made, a loan shall be funded from
      the borrowing Participant's Core Fund investments, prorated based on the Participant's balance in each Core Fund.
                  (b) All  repayments of principal and related  interest
      and any gains and losses on a loan shall be credited to the borrowing Participant's account. Loan repayments shall be invested in accordance with the Participant's current investment direction for Salary Deferral Contributions. If the Participant does not have an investment direction in effect on the date of the Participant's Loan Application, the Participant must provide an investment

                               ARTICLE IX
                             Administration

            9.1 Allocation of  Responsibility  Among  Fiduciaries for Plan
and Trust Administration: The Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under this Plan or the Trust instrument. The Plan
Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in this Plan and the Trust instrument, except where an agent is appointed to perform administrative duties as specifically agreed to by the Plan Administrator and the agent. Subject to Section 5.2(c)(1), the Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust as specifically provided in the Trust instrument, except where an investment manager has been appointed or as provided otherwise in the Trust instrument. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust instrument, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any direction, information or action of another Fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust instrument to inquire into the propriety of any direction, information or action of another Fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust instrument to inquire into the propriety of any direction, information or action. It is intended under this Plan and the Trust instrument that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust instrument and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust in any manner against investment loss or depreciation in asset value.
            9.2  Administration:  The  Plan  shall be  administered  by the
Plan Administrator which may appoint or employ individuals to assist in the administration of the Plan and which may appoint or employ any other agents it deems advisable, including legal counsel, actuaries and auditors to serve at the Plan Administrator's direction. All usual and reasonable expenses of maintaining, operating and administering the Plan and the Trust, including the expenses of the Plan Administrator and the

                        "(i) For  purposes of Employees  eligible  under
                  Section B.1(a) of the Appendix, the election of a full-time hourly Employee of KFC whose Employment Commencement Date is before 1992 shall not be effective until he has enrolled in his Employer's One Plus program, and the election of a full-time hourly Employee who is coded as a shift supervisor and whose Employment Commencement Date is after 1991 shall not be effective until he has attained age 21 and completed one Year of Service.
                        "(ii)  The  election  of  an  Employee  eligible
                  under Appendix Section B.1(b) shall not be effective until the first January 1 or July 1 following his attainment of age 21 and his completion of a 12-month period (measured as described below) in which he is credited with at least 1,000 Hour of Service (referred to as a `year of eligibility service'). The 12-month period between the date the Employee first completes one Hour of Service and the first anniversary thereof shall be used initially to determine his eligibility to participate in the Plan; thereafter, his eligibility to participate in the Plan shall be determined by reference to whether he completes 1,000 or more Hours of Service in a any Plan Year, beginning with first Plan Year commencing after he first completes one Hour of Service. An employee who completes 1,000 or more Hours of Service in both the initial 12-month eligibility computation period and the first Plan Year commencing after he first completes one Hour of Service shall be credited with two years of eligibility service for purposes of this section. Effective as soon as practicable after September 30, 1995, the term `payroll date' shall replace `January 1 or July' in the first sentence of this subparagraph."
            B.2 Modification to Section 4.1: For purposes of determining the deferral amount in the case of an Active Participant who is covered by this Article, subsections (a), (d) and (e) of Section
4.1 shall read as follows:
                  "(a) Deferral Amount: Subject to the limitations established by this Article IV, each active Participant may defer in any Plan Year up to $60 of his Eligible Pay per pay period, in accordance with such rules and regulations as may be established by the Plan Administrator. In the event that a Participant elects to defer a portion of his Eligible Pay under the Plan, it will be designated for contribution by the Employer to the Trust on behalf of the Participant, and for deposit in his Salary Deferral Account. All amounts deposited to a Participant's Salary Deferral Account shall at all times be fully vested."
                  "(d) Election Procedures: An election made pursuant to subsection (b) or (c) above shall be in the manner specified by the Plan Administrator. Any election shall specify the amount of the deferral desired as a whole dollar amount, subject to the limitation in subsection (a) above. The Plan Administrator, in its discretion, may give no effect to an election that does not meet minimum standards for completeness and accuracy as the Plan Administrator may establish."
                  "(e) Payroll Deductions: A Participant's Salary Deferral Contributions shall be withheld from his Eligible Pay through automatic payroll deductions. Salary Deferral Contributions may not be withheld after they have been actually or constructively received by the Participant."

                                        ARTICLE C
                                Pizza Hut Hourly Employees

The terms of this Article apply to any Employee who is employed on an hourly basis by Pizza Hut of America or its domestic locations and subsidiaries (collectively referred to as "Pizza Hut") in any of the following states: Alabama, Alaska, Arizona, Arkansas, California, Colorado, District of Columbia, Florida, Georgia, Idaho, Kansas, Kentucky, Louisiana, Maryland, Mississippi, Montana, Nebraska, Nevada, New Mexico, North Carolina, North Dakota, Oklahoma, Oregon, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia or Wyoming.
            C.1 Modifications to Section 3.1(a): For purposes of determining the eligibility to participate in the Plan of an Employee who is covered by this Article, the introductory language of Section 3.1(a) (the portion preceding paragraph (a)(1)) shall read as follows:
            "(a) General Rule: Effective, January 1, 1993, any hourly Employee of Pizza Hut shall be eligible to participate in the Plan while he is a participant in the Pizza Hut Hourly Employees Retirement Plan, i.e., not before he attains age 21 and completes 1,000 hours of service. The following Employees or classes of Employees shall not be eligible to participate in this Plan:"